EXHIBIT 23.1

CONSENT OF GEORGE STEWART, CPA

GEORGE STEWART, CPA

316 17TH AVENUE SOUTH

SEATTLE, WASHINGTON 98144

(206) 328-8554 FAX(206) 328-0383

To Whom It May Concern:

The firm of George Stewart, Certified Public Accountant consents to the inclusion of our report on the Financial Statements of Amazonica Corp. as of April 30, 2015 and 2014, in any filings that are necessary now or in the near future with the U. S. Securities and Exchange Commission.

Very Truly Yours,

Date: November 4, 2015	By:	/s/ George Stewart
George Stewart, CPA